UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2006

NAVISTAR INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

In light of the blackout trading restrictions imposed upon Navistar International Corporation (the “company”) in accordance with Regulation Blackout Trading Restriction (“Regulation BTR”), on October 17, 2006 the Board of Directors of the company, upon recommendation of the Nominating and Governance Committee, approved the following actions:

1.
In lieu of the fiscal year 2006 annual grant to each director of 4,000 shares of company common stock as part of the company’s overall director compensation, each director is to be awarded a cash payment in the amount of $43,200;

2.
Suspended the requirement that each director receive at least one-fourth of their annual retainer in the form of restricted stock during such period in which Regulation BTR applies. Accordingly, each director will receive the entire annual retainer of $60,000 in four equal quarterly cash payments;

3.
Suspended for calendar year 2007 each director’s ability to elect to receive stock in lieu of a cash payment in accordance with the Non-Employee Directors Deferred Fee Plan as amended, restated and filed as Exhibit 10.65 to the company’s Form 8-K dated and filed with the Securities and Exchange Commission (“SEC”) on December 16, 2005; and

4.
Extended the expiration date of an option to purchase 2,000 shares of company common stock granted to Mr. John Correnti on December 18, 1996 in connection with his service as a director of the company. This option expiration date has been extended until 30 days after the company’s blackout trading restriction expires.

On October 17, 2006, the Compensation Committee of the Board of Directors of the company approved the Annual Incentive Plan Criteria for fiscal year 2007 for named executive officers. The Annual Incentive Awards for fiscal year 2007 will be awarded under, and are subject to the terms and conditions of, the company’s 2004 Performance Incentive Plan as amended and restated as of February 15, 2005 as previously filed as Appendix A to the company’s 2005 proxy statement dated and filed with the SEC on February 23, 2005. The performance criteria applicable to these awards are set forth in Exhibit 10.57 attached to this report and hereby incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On October 17, 2006, Mr. Robert C. Lannert notified Navistar International Corporation (the “company’) of his intent to resign as a director of the company upon his retirement from the company. In light of the vacancy to be created by Mr. Lannert’s resignation, the Board of Directors elected Mr. William A. Caton, the company’s Executive Vice President and Chief Financial Officer, as a Class I director to fill such vacancy effective upon Mr. Lannert’s resignation. Mr. Caton is not a party to any transaction with the company or any of its subsidiaries in which he had a direct or indirect material interest requiring disclosure under this Item and will not serve on any committees of the Board of Directors.

On October 17, 2006, the Board of Directors of the company also elected Mr. John P. Waldron as an executive officer of the company being Vice President and Corporate Controller. For further information on this disclosure, please see the company’s Current Report on Form 8-K dated and filed with the SEC on September 21, 2006 and hereby incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

The following Exhibits are deemed to be filed under the Securities Exchange Act of 1934, as amended.

(d)	Exhibits

	Exhibit No.	Description	Page

	10.57	Annual Incentive Plan Criteria	E-1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
Registrant

Date: October 24, 2006	/s/ William A. Caton
William A. Caton Executive Vice President and Chief Financial Officer